UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
July 3, 2014 (July 1, 2014)
Date of Report (date of earliest event reported)
_______________________
TRANSCEPT PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1003 W. Cutting Blvd., Suite #110
Point Richmond, California 94804
(Address of principal executive offices)
(510) 215-3500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Attached hereto as Exhibit 99.1 is a transcript of the conference call held on July 1, 2014 by Transcept Pharmaceuticals, Inc. (“Transcept”), made available and on its website on July 3, 2014. Exhibit 99.1 is incorporated by reference herein.
The presentation materials attached hereto as Exhibit 99.2, and incorporated by reference herein, will be made available by Transcept on its website or distributed by the parties in hardcopy or electronic form.
By furnishing the information in this Item 7.01 of this Current Report on Form 8-K, Transcept makes no admission as to the materiality of any information in this report. The information contained herein is intended to be considered in the context of Transcept filings with the SEC and other public announcements that Transcept makes, by press release or otherwise, from time to time. Transcept undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 8.01 Other Events.

The information contained in Item 7.01 above is incorporated by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Transcript of Transcept Pharmaceuticals, Inc. conference call dated July 1, 2014.
99.2	Presentation Materials.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: July 3, 2014	By:	/s/ Leone D. Patterson
Name: Leone D. Patterson
Title: Vice President, CFO